Exhibit 10.4

AGREEMENT OF DEBT EXCHANGE

This AGREEMENT OF DEBT EXCHANGE (this "Agreement") is made effective as of February 28, 2011, by and between University General Hospital, LP, a Texas limited partnership ("UGH"), Felix Spiegel, M.D., an individual resident of Texas ("Creditor").

WHEREAS, UGH is obligated to pay Creditor an aggregate amount of $1,000,000 in connection with a series of lending transactions described on Exhibit A (the "Creditor Obligations"); and

WHEREAS, the parties wish to consummate a transaction whereby Creditor will cancel and release UGH from the Cancelled Obligations and receive in exchange for such cancellation and releases, the number of limited partner units of UGH (the "Acquired Units") representing 5% of the outstanding partnership units of UGH as of the date hereof.  The cancellation and release of the Cancelled Obligations by the Creditor and the issuance and delivery of the Acquired Units are collectively herein referred to as the "Debt Exchange";

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

ARTICLE 1

THE DEBT EXCHANGE

1.1 The Debt Exchange.  At the Closing (as defined below), Creditor hereby cancels and releases UGH from the Cancelled Obligations in accordance with Section 1.2 below in exchange for the execution and delivery of Acquired Units, and UGH hereby agrees to issue and deliver the Acquired Units against such cancellation and release of the Cancelled Obligations.  Creditor will surrender and deliver to UGH any and all promissory notes or other instruments evidencing the Cancelled Obligations so that such instruments may be cancelled.

1.2 Cancellation and Release of Cancelled Obligations.  Creditor acknowledges and agrees that the issuance of the Acquired Units pursuant to this Agreement fully satisfies any and all of UGH's obligations to Creditor in respect of the Cancelled Obligations.  Accordingly, Creditor, for himself, his heirs, successors and assigns, does hereby release, remit and forever discharge UGH, and its respective successors and assigns, and its respective employees, officers, directors, managers, partners and affiliates, from all or any actions, causes of action, suits, debts, contracts, agreements, controversies, promises, claims and demands, of whatsoever nature and kind, in law or in equity, which it ever had or may now have against it, or any of them, for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys fees, liabilities or other detriments, if any, whatsoever and whenever incurred, suffered or claimed by any Creditor arising out of or relating to the Cancelled Obligations or any activities and undertakings in relation thereto.

1.3 Closing.  The closing of the Debt Exchange (the "Closing") will take place simultaneously with the execution of this Agreement.  At the Closing, UGH will issue and deliver the Acquired Units to Creditor.  Creditor will surrender and deliver to UGH any and all promissory notes or other instruments evidencing the Cancelled Obligations so that such instruments may be cancelled.  Creditor also agrees to perform all further acts and execute,

1.4 acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.  The date on which the Closing occurs is referred to as the "Closing Date."

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of UGH.  UGH represents and warrants to Creditor as follows:

(a) Authorization and Enforceability. The person executing this Agreement on behalf of UGH has full power, legal capacity and authority to execute and deliver this Agreement and the other agreements contemplated herein to be executed by them.  The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by UGH and the consummation of the transactions contemplated hereby and thereby, have been or will be duly executed and delivered by UGH and constitute or will constitute legal, valid, and binding obligations of UGH, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies.

(b) No Violation of Law, Etc. The execution, delivery, and performance by UGH of this Agreement and the transactions contemplated hereby do not: (i) conflict with, violate or constitute a material breach of or a material default under; or (ii) require any authorization, consent, approval, exemption, or other action by or notice to or filing with any governmental authority, that has not already been obtained, under any provision of: (a) the organizational documents of UGH; or (b) any credit or any loan agreement, mortgage, indenture, promissory note, or other material agreement or instrument to which UGH is a party or by which it or any of its property is bound.

2.2 Representations and Warranties of Creditor.

(a) Authorization and Enforceability. Creditor has full power, legal capacity and authority to execute and deliver this Agreement and the other agreements contemplated herein to be executed by them.  The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Creditor and the consummation of the transactions contemplated hereby and thereby, have been or will be duly executed and delivered by Creditor and constitute or will constitute legal, valid, and binding obligations of Creditor, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies.

(b) No Violation of Law, Etc. The execution, delivery, and performance by Creditor of this Agreement and the transactions contemplated hereby do not: (i) conflict with, violate or constitute a material breach of or a material default under; or (ii) require any authorization, consent, approval, exemption, or other action by or notice to or filing with any governmental authority, that has not already been obtained, under any provision

(c) of any credit or any loan agreement, mortgage, indenture, promissory note, or other material agreement or instrument to which Creditor is a party or by which he or any of his property is bound.

2.3 Securities Laws Matters.  In connection with the purchase and sale of the Acquired Units hereunder, Creditor represents and warrants to UGH that:

(a) The Acquired Units to be acquired by Creditor pursuant to this Agreement will be acquired for Creditor's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Acquired Units will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(b) Creditor is an executive officer of UGH or one or more of its affiliates, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Acquired Units.

(c) Creditor is able to bear the economic risk of his investment in the Acquired Units for an indefinite period of time because the Acquired Units have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(d) Creditor has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Acquired Units and has had full access to such other information concerning UGH as he has requested.

ARTICLE 3

MISCELLANEOUS

3.1 Expenses.  Whether or not the transactions contemplated by this Agreement are consummated, neither party shall have any obligation to pay any of the fees and expenses of the other party incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants and other experts.

3.2 Execution in Counterparts.  For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.3 Notices.  Any notice, delivery or communication required or permitted to be given under the terms of this Agreement shall be in writing, and shall be mailed, postage prepaid, or delivered, to the addresses stated below, or sent by facsimile transmission as follows:

If to UGH:                                           University General Hospital, LP
7501 Fannin Street
Houston, Texas 77054
Attention:  CEO
Telephone No.:  713.375.7100
Telecopy No.:  713.375.7105

If to Creditor:                                                      Felix Spiegel, M.D.

5313 W. Alabama, Suite 121
Houston, TX  77056

or such other address or facsimile number as shall be furnished in writing by any such party to the other party, and such notice shall be effective and deemed to be given as of the date actually received.

3.4 Entire Agreement.  This Agreement and the documents executed at the Closing in connection herewith constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.  No representation, warranty, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement or such other documents, and no party hereto shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

3.5 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the rules on conflicts of laws that may give effect to the law of any jurisdiction other than the State of Texas.

3.6 Binding Effect, Benefits.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

3.7 Assignability.  Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

3.8 Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, rule or regulation, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof.  The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first above written.

CREDITOR

Name:  FELIX SPIEGEL, M.D.
By: /s/ Felix Spiegel, M.D.

UGH

University General Hospital, LP,
a Texas limited partnership

By:    /s/ Kelly Riedel
Name:  Kelly Riedel, CEO

EXHIBIT A

SCHEDULE OF CANCELLED OBLIGATIONS

Date	Description of Obligation	Amount of Obligation